Exhibit 8.01
List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
Avipal Centro-Oeste S.A.(a)	Brazil	Avipal Centro-Oeste S.A.
BRF GmbH	Austria	BRF GmbH
Al Khan Foodstuff LLC	Oman	Al Khan Foodstuff LLC
Al-Wafi Food Products Factory LLC	United Arab Emirates	Al-Wafi Food Products Factory LLC
Badi Ltd.	United Arab Emirates	Badi Ltd.
Al-Wafi Al-Takamol Imp.	Saudi Arabia	Al-Wafi Al-Takamol Imp.
BRF Al Yasra Food K.S.C.C.	Kuwait	BRF Al Yasra Food K.S.C.C.
BRF Foods GmbH	Austria	BRF Foods GmbH
BRF Foods LLC	Russia	BRF Foods LLC
BRF France SARL (k)	France	BRF France SARL
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global Company South Africa Proprietary Ltd.	South Africa	BRF Global Company South Africa Proprietary Ltd.
BRF Global Company Nigeria Ltd.	Nigeria	BRF Global Company Nigeria Ltd.
BRF Global GmbH (b)	Austria	BRF Global GmbH
Qualy 5201 B.V. (b)	The Netherlands	Qualy 5201 B.V.
Xamol Consultores Serviços Ltda.	Portugal	Xamol Consultores Serviços Ltda.
BRF Japan KK	Japan	BRF Japan KK
BRF Korea LLC	Korea	BRF Korea LLC
BRF Shanghai Management Consulting Co. Ltd. (v)	China	BRF Shanghai Management Consulting Co. Ltd.
BRF Shanghai Trading Co. Ltd.	China	BRF Shanghai Trading Co. Ltd.
BRF Singapore PTE Ltd.	Singapore	BRF Singapore PTE Ltd.
BRF Germany GmbH (j)	Germany	BRF Germany GmbH
BRF Holland B.V. (g)	The Netherlands	BRF Holland B.V.
BRF B.V. (f)	The Netherlands	BRF B.V.
BRF Hungary LLC (c)	Hungary	BRF Hungary LLC
BRF Iberia Alimentos SL (l)	Spain	BRF Iberia Alimentos SL
BRF Invicta Ltd. (o)	England	BRF Invicta Ltd.
Invicta Food Products Ltd. (d)	England	Invicta Food Products Ltd.
BRF Wrexham Ltd. (e)	England	BRF Wrexham Ltd.
Invicta Food Group Ltd. (b) (p)	England	Invicta Food Group Ltd.
Invicta Foods Ltd.	England	Invicta Foods Ltd.
Invicta Foodservice Ltd.	England	Invicta Foodservice Ltd.
BRF Italia SPA (h)	Italy	BRF Italia SPA
Federal Foods LLC (w)	United Arab Emirates	Federal Foods LLC
Federal Foods Qatar LLC	Qatar	Federal Foods Qatar LLC
Perdigão Europe Lda.	Portugal	Perdigão Europe Lda.
Perdigão International Ltd.	Cayman Island	Perdigão International Ltd.
BFF International Ltd.	Cayman Island	BFF International Ltd.
Highline International (a)	Cayman Island	Highline International
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Sadia Foods GmbH (a)	Germany	Sadia Foods GmbH
BRF Foods LLC	Russia	BRF Foods LLC
SATS BRF Food PTE Ltd. (s)	Singapore	SATS BRF Food PTE Ltd.
Wellax Food Logistics C.P.A.S.U. Lda.	Portugal	Wellax Food Logistics C.P.A.S.U. Lda.
Elebat Alimentos S.A. (i) (u)	Brazil	Elebat Alimentos S.A.
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
K&S Alimentos S.A.	Brazil	K&S Alimentos S.A.
Minerva S.A. (t)	Brazil	Minerva S.A.
Nutrifont Alimentos S.A. (u)	Brazil	Nutrifont Alimentos S.A.
PP-BIO Administração de bem próprio S.A.	Brazil	PP-BIO Administração de bem próprio S.A.
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
Elebat Alimentos S.A. (i) (u)	Brazil	Elebat Alimentos S.A.
Sino dos Alpes Alimentos Ltda. (a)	Brazil	Sino dos Alpes Alimentos Ltda.
PR-SAD Administração de bem próprio S.A.	Brazil	PR-SAD Administração de bem próprio S.A.
Quickfood S.A.	Argentina	Quickfood S.A.
Sadia Alimentos S.A. (n)	Argentina	Sadia Alimentos S.A.
Avex S.A. (q)	Argentina	Avex S.A.
Flora Dánica S.A. (r)	Argentina	Flora Dánica S.A.
GB Dan S.A. (r)	Argentina	GB Dan S.A.
Flora San Luis S.A. (r)	Argentina	Flora San Luis S.A.
Flora Dánica S.A. (r)	Argentina	Flora Dánica S.A.
GB Dan S.A. (r)	Argentina	GB Dan S.A.
Flora San Luis S.A. (r)	Argentina	Flora San Luis S.A.
Sadia International Ltd.	Cayman Island	Sadia International Ltd.
Sadia Chile S.A.	Chile	Sadia Chile S.A.
Sadia Uruguay S.A. (m)	Uruguay	Sadia Uruguay S.A.
Avex S.A. (q)	Argentina	Avex S.A.
Sadia Alimentos S.A. (n)	Argentina	Sadia Alimentos S.A.
Sadia Overseas Ltd.	Cayman Island	Sadia Overseas Ltd.
Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
Sadia Uruguay S.A. (m)	Uruguay	Sadia Uruguay S.A.
UP Alimentos Ltda.	Brazil	UP Alimentos Ltda.
Vip S.A. Emp. Part. Imobiliárias	Brazil	Vip S.A. Emp. Part. Imobiliárias
Establecimiento Levino Zaccardi y Cia. S.A.	Argentina	Establecimiento Levino Zaccardi y Cia. S.A.
Sino dos Alpes Alimentos Ltda. (a)	Brazil	Sino dos Alpes Alimentos Ltda.

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH, started to operate as a trading in the European market as from May 1, 2013. In addition, it owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment of R$4.0 million as of December 31, 2015 (R$3.0 million as of December 31, 2014) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$8.2 million as of December 31, 2015 (R$4.4 million as of December 31, 2014). The wholly-owned subsidiary Qualy 5201 B.V. owns 213 subsidiaries in The Netherlands being the amount of this investment of R$22.3 million as of December 31, 2015(R$14.6 million as of December 31, 2014).The indirect subsidiary Invicta Food Group Ltd. owns 118 direct subsidiaries in Ashford, England, with an investment of R$161.2 million as of December 31, 2015. The purpose of these three subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       On January 20, 2015, the corporate name changed from Plusfood Hungary Trade and Service LLC to BRF Hungary LLC.

(d)       On February 06, 2015, the corporate name changed from Plusfood UK Ltd. to BRF UK Ltd.. On July 30, 2015, the corporate name changed from BRF UK Ltd. to Invicta Food Products Ltd..

(e)       On February 06, 2015, the corporate name changed from Plusfood Wrexham to BRF Wrexham Ltd.

(f)        On February 20, 2015, the corporate name changed from Plusfood B.V. to BRF B.V.

(g)       On February 20, 2015, the corporate name changed from Plusfood Holland B.V. to BRF Holland B.V.

(h)       On February 23, 2015, the corporate name changed from Plusfood Italy SRL to BRF Italia SPA.

(i)        On February 27, 2015, equity interest changed through capital increase.

(j)        On March 16, 2015, the corporate name changed from Plusfood Germany GmbH to BRF Germany GmbH.

(k)       On March 18, 2015, the corporate name changed from Perdigão France SARL to BRF France SARL.

(l)        On March 23, 2015, the corporate name changed from Plusfood Iberia SL to BRF Iberia Alimentos SL.

(m)      On April 08, 2015, it acquired equity interest, through capital increase and disposal of equity interest by the wholly-owned subsidiary Sadia International Ltd.

(n)       On April 17, 2015, it disposed of equity interest and acquired equity interest through a capital increase by the wholly-owned subsidiary Sadia Uruguay S.A..

(o)       On April 22, 2015, it acquired 62% equity interest of BRF Invicta Ltd.

(p)       On April 22, 2015, Invicta Food Group Ltd., contributed with its current operation in BRF Invicta Ltd.

(q)       On April 30, 2015, equity interest changed through capital increase.

(r)        On June 01, 2015, these subsidiaries were merged into Avex S.A.

(s)        On June 03, 2015, it acquired 49% of equity interest of SATS BRF Food PTE Ltd.

(t)        On May 25, 2015, June 15, 2015 and June 18, 2015, equity interest decreased due to a third party capital increase in Minerva S.A. without a corresponding increase from BRF S.A. On November 30, 2015 the investment in Minerva was transferred to marketable securities, as it is no longer qualified as an investment in equity interest (note 17.3).

(u)       On July 01, 2015, it disposed of equity interest.

(v)       On December 11, 2014, establishment of BRF Shanghai Management Consult Co. Ltd..

(w)      The Company owns 49% of the equity interest with rights for 60% of the dividends, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates and according to the shareholder’s agreement, as well as 100% of the economic rights resulting in the consolidation of this wholly owned subsidiary.